Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated April 9, 2025, relating to the financial statements of Uinta Infrastructure Group Corp. appearing in the Prospectus, which is part of this Registration Statement. Our report contains an explanatory paragraph regarding Uinta Infrastructure Group Corp.’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, TX

May 27, 2025